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                                                                    Exhibit 23.1

                    [LETTERHEAD OF WOLPOFF & COMPANY, LLP]



                                          April 26, 1996



Board of Directors
Copley Properties, Inc.
399 Boylston Street
Boston, Massachusetts  02116


Dear Board of Directors:


We have audited the financial statements of Columbia Place (A Tenancy-in-Common) as of December 31, 1995, and for the year then ended and have issued our report thereon. We hereby consent to specific reference to our firm as auditors of Columbia Place (A Tenancy-in-Common) in your report on the financial statements of Copley Properties, Inc. for the year ended December 31, 1995.


We also confirm that with respect to Columbia Place (A Tenancy-in-Common), we are independent public accountants under the requirements of the American Institute of Certified Public Accountants.


                                          Sincerely,
                                          /s/ Wolpoff & Company LLP


                                          WOLPOFF & COMPANY, LLP


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